Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made and entered into as of the 12th day of April, 2004 (the “Effective Date”), by and among ONE GLENLAKE, L.L.C., a Georgia limited liability company (“Seller”), WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (“Buyer”), and EASTDIL REALTY COMPANY, LLC, a New York limited liability company (“Broker”).

W I T N E S S E T H:

1. Agreement to Sell and Purchase. For and in consideration of the Earnest Money, in hand paid by Buyer to Escrow Agent, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Buyer and Broker, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, the following:

(a) All of the right, title and interest of Seller in and to that certain Lease Agreement dated as of December 1, 2002, by and between the Development Authority of Fulton County, as “Lessor” thereunder, and Seller, as “Lessee” thereunder (the “Development Authority Lease”), with respect to (i) that certain lot, tract or parcel of improved real estate more particularly described on Exhibit “A” attached hereto (herein collectively called the “Land”), and (ii) all buildings, structures and other improvements located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements (herein collectively called the “Improvements”), including, without limitation, the right, title and interest of Seller in and to the options and other rights and privileges set forth in Article XI of the Development Authority Lease (such right, title and interest of Seller in and to the Development Authority Lease is herein called the “Leasehold Estate”);

(b) The goods, equipment, machinery, apparatus, fittings, furniture, furnishings and other personal property owned by Seller and located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, subject to consumption in the ordinary course of business between the Effective Date and the Closing Date (herein collectively called the “Personalty”);

(c) All of the right, title and interest of Seller as “lessor” or “landlord” in, to and under all leases and other agreements for the use, occupancy or possession of all or any part of the Land or the Improvements including, without limitation, (i) all the tenant leases scheduled and identified on Exhibit “B” attached hereto (hereinafter called the “Existing Leases”); and (ii) all new tenant leases (if any) executed and entered into by Seller between the Effective Date and the Closing Date, in accordance with the terms and provisions of this Agreement (hereinafter collectively called the “New Leases”) which are in force and effect on and as of the Closing Date (the Existing Leases and the New Leases specifically include, without limitation, any agreement for the payment of leasing or brokerage commissions with respect thereto);

(d) All of the right, title and interest of Seller in, to and under those management, service and other contracts and agreements, if any, to be identified, in writing, by Seller to Buyer on or before April 22, 2004 (the “Service Agreements”) (except to the extent terminated pursuant to paragraph 22(a)(vii), below); Seller shall deliver a copy of each of the Service Agreements to Buyer within said ten-business-day period; and

(e) All of the right, title and interest of Seller in, to and under that certain Development Authority of Fulton County Industrial Development Revenue Bond (One Glenlake, L.L.C. Project), Series 2002, dated December 1, 2002 and having the number “Number R-1” and a maturity date of December 1, 2012 (the “Bond”).

The Land, the Improvements, and the Personalty are herein sometimes collectively called the “Project”; and the Leasehold Estate and the right, title and interest of Seller in and to the Existing Leases, the New Leases, the Service Agreements, and the Bond are herein sometimes collectively called the “Property”.

2. Purchase Price; Method of Payment. The purchase price for the Property (the “Purchase Price”) shall be EIGHTY-ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($81,750,000.00). The Purchase Price, after crediting the Earnest Money and the TI/Commission Credit (as such term is herein defined in paragraph 21, below), and subject to the prorations and adjustments herein described, shall be paid by Buyer to Seller by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller.

3. Earnest Money.

(a) Contemporaneously with Buyer’s execution and delivery of this Agreement, Buyer has delivered to Chicago Title Insurance Company, 5775-C Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia 30342, as escrow agent (“Escrow Agent”), the sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (which sum, together with all interest actually earned thereon during the term of this Agreement, is herein called the “Earnest Money”). If Buyer does not terminate this Agreement pursuant to paragraph 5(b) hereof, then, on the first business day after the Due Diligence Date, the Earnest Money shall be paid to Seller and shall be non-refundable to Buyer (except to the extent expressly provided to the contrary in this Agreement).

(b) If Buyer shall fail to deliver any Earnest Money to Escrow Agent on or before the date herein required, then the Earnest Money theretofore deposited shall be paid to Seller as consideration for Seller’s execution of and entry into this Agreement, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. All deposits by Buyer required pursuant to this paragraph 3 shall be in the form of a certified or cashier’s check payable to Escrow Agent or deposited with Escrow Agent by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller and Escrow Agent, and no such deposit shall be deemed timely unless actually received by the date therefor set forth in this paragraph 3.

(c) Throughout the term of this Agreement, Escrow Agent shall hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth on Exhibit “C” attached hereto, and to invest the Earnest Money with a national bank whose depositors are insured by the Federal Deposit Insurance Corporation or other financial institutions located in Atlanta, Georgia as are reasonably acceptable to Buyer.

(d) On the Closing Date, the Earnest Money will be applied as part payment of the Purchase Price.

4. Closing. The closing of the purchase and sale of the Property (“Closing”) shall be held at the offices of Kilpatrick Stockton LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia, at 10:00 A.M. on May 10, 2004 (the “Closing Date”); provided, however, that Buyer may extend the Closing Date to June 1, 2004 by giving Seller written notice of such extension and delivering to Seller the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the “Closing Date Extension Fee”) by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller such that Seller actually receives such written notice and such sum on or before May 6, 2004. Any such Closing Date Extension Fee shall be paid to Seller as consideration for the Closing Date extension and shall not be refundable to Buyer in any event, but any such Closing Date Extension Fee shall be applied as part payment of the Purchase Price at Closing.

5. Access and Inspection; Examination by Buyer.

(a) Between the date of this Agreement and the Closing Date, Buyer and Buyer’s agents, employees, contractors, representatives and other designees (hereinafter collectively called “Buyer’s Designees”) shall have the right to enter the Project for the purposes of inspecting the Project, conducting soil tests, conducting surveys, mechanical and structural engineering studies, and conducting any other investigations, examinations, tests and inspections as Buyer may reasonably require to assess the condition of the Project; provided, however, that (i) any activities by or on behalf of Buyer, including, without limitation, the entry by Buyer or Buyer’s Designees onto the Project, or the other activities of Buyer or Buyer’s Designees with respect to the Project (hereinafter called “Buyer’s Activities”) shall not damage the Project in any manner whatsoever or disturb or interfere with the rights or possession of any tenant of the Project, (ii) in the event the Project is altered or disturbed in any manner in connection with any Buyer’s Activities, Buyer shall immediately return the Project to the condition existing prior to Buyer’s Activities, and (iii) Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses and court costs) suffered, incurred or sustained by Seller as a result of, by reason of, or in connection with any Buyer’s

Activities. Notwithstanding any provision of this Agreement to the contrary, Buyer shall not have the right to undertake any environmental studies or testing beyond the scope of a standard “Phase I” evaluation without the prior written consent of Seller.

(b) Buyer shall have until April 27, 2004 (the “Due Diligence Date”), to perform such investigations, examinations, tests and inspections as Buyer shall deem necessary or desirable to determine whether the Project and the Property are suitable and satisfactory to Buyer. In the event Buyer shall determine that the Project or the Property is not suitable and satisfactory to Buyer, Buyer shall have the right to terminate this Agreement by giving written notice to Seller on or before the Due Diligence Date. If Buyer timely gives Seller such written notice of termination, then $100.00 of the Earnest Money shall be delivered to Seller, in consideration of Seller’s entering into this Agreement and the costs and expenses incurred by Seller in connection herewith, all rights and obligations of the parties under this Agreement shall expire and this Agreement shall become null and void, and, so long as Buyer delivers to Seller the items required by paragraph 5(d) and paragraph 16(b) of this Agreement within thirty (30) days after the Due Diligence Date, the remainder of the Earnest Money shall be refunded to Buyer promptly upon request. In the event Buyer does not terminate this Agreement in accordance with this paragraph 5 on or before the Due Diligence Date, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 5.

(c) Prior to any entry by Buyer or any of Buyer’s Designees onto the Project, Buyer shall: (i) if Buyer does not then have such a policy in force, procure a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to Seller, covering all Buyer’s Activities, with a single limit of liability (per occurrence and aggregate) of not less than $1,000,000.00; and (ii) deliver to Seller a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that Seller has been named as an additional insured thereunder with respect to any Buyer’s Activities (such Certificate of Insurance shall be delivered to Seller, at the address for notices set forth below Seller’s execution of this Agreement). Such insurance shall be written on an “occurrence” basis, and shall be maintained in force until the earlier of (y) the termination of this Agreement and the conclusion of all Buyer’s Activities, or (z) Closing.

(d) Buyer acknowledges that Seller may deliver to Buyer certain documents and information in Seller’s possession with regard to the Project or the Property, or both (hereinafter called the “Due Diligence Materials”). The Due Diligence Materials will be provided to Buyer without any representation or warranty of any kind or nature whatsoever, except as set forth in the last sentence of this paragraph, and are merely provided to Buyer for Buyer’s informational purposes. Until Closing, Buyer and Buyer’s Designees shall maintain all Due Diligence Materials as confidential information. If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, Buyer shall immediately re-deliver to Seller all copies of the Due Diligence Materials, whether such copies were actually delivered by Seller or are duplicate copies made by Buyer or Buyer’s Designees. As its sole representation with respect to Due Diligence Materials, Seller does make a representation as to any such Due Diligence Material so delivered, that (i) it represents a true and correct copy of such item, and (ii) together with other Due Diligence Materials so delivered, completely and fairly represents, in all material respects, all of the items in Seller’s possession on the subject matter of the Due Diligence Material in question.

6. Prorations and Adjustments to Purchase Price. The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree:

(a) All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Project (the “Taxes”), for the year in which Closing occurs shall be prorated as of the Closing Date. In the event that Seller has heretofore protested or appealed, or, prior to the Closing Date, protests or appeals, the Taxes for the billing period in which Closing occurs, and such protest results in a reduction in the Taxes payable, Buyer shall reimburse Seller for its pro rata share of the reasonable and actual costs incurred by Seller in pursuing such protest or appeal.

(b) All utility charges for the Project (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer; provided, however, that at either party’s election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer’s name, and shall be responsible for any fees, charges and deposits required in connection with such new account.

(c) All rents (including base rent, percentage rent and all other rentals), payments for taxes, payments for insurance, payments for common area maintenance charges, payments for operating expenses and other payments on account of financial obligations of (i) tenants under the Existing Leases and the New Leases (the “Tenant Financial Obligations”), and (ii) the “Lessee” under the Development Authority Lease, which have actually been paid as of the Closing Date shall be prorated as of the Closing Date.

In the event that, at the time of Closing, there are any past due or delinquent Tenant Financial Obligations, Buyer shall use its reasonable efforts to collect such past due or delinquent Tenant Financial Obligations. Seller shall have the right to make such additional collection efforts as Seller shall deem appropriate. Subsequent to Closing, all monies received from or on behalf of any tenant owing delinquent Tenant Financial Obligations shall be applied and paid as follows: (i) such monies shall first be paid to Seller for delinquent or due but unpaid Tenant Financial Obligations applicable to periods up to and including the Closing Date; and (ii) such monies shall then be paid to Buyer for Tenant Financial Obligations owing to Buyer for periods after the Closing Date. In the event that any Tenant Financial Obligations paid by tenants under the Existing

Leases and the New Leases shall be based upon estimates of actual amounts due and are subject to subsequent adjustment with the tenant, Seller and Buyer shall make between themselves any equitable adjustment required by reason of any such subsequent adjustment with the tenant at the time of such subsequent adjustment. In the event that any Tenant Financial Obligations payable by tenants under the Existing Leases or New Leases shall be payable after Closing for periods prior to Closing, Seller and Buyer shall make between themselves any equitable adjustment required by reason of such payments at the time of actual payment. Further, in the event that, subsequent to Closing, Seller receives any payments of Tenant Financial Obligations due from tenants under Existing Leases or New Leases, Seller shall properly endorse such payments to Buyer and shall promptly forward such payments to Buyer.

(d) Buyer shall receive a credit against the Purchase Price in the amount of all, if any, refundable security deposits and other refundable deposits held by Seller, and, at Closing, Seller shall assign to Buyer all of its right, title, and interest in and to any letters of credit provided to Seller by tenants under the Existing Leases or New Leases in lieu of security deposits, which, as of the Closing Date, have not been applied or expended for their intended purposes, and Seller shall retain such funds free and clear of any and all claims on the part of tenants. Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with the provisions of the Existing Leases and the New Leases relevant thereto.

(e) All amounts payable under any of the Service Agreements shall be prorated as of the Closing Date.

(f) Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

In the event that the amount of any item to be prorated is not determinable at the time of Closing, such proration shall be made on the basis of the best available information, and the parties shall re-prorate such item promptly upon receipt of the applicable bills therefor and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount used as a basis for the proration at Closing and the actual amount subject to proration. In the event any prorated item is due and payable at the time of Closing, the same shall be paid at Closing. If any prorated item is not paid at Closing, Seller shall deliver to Buyer the bills therefor promptly upon receipt thereof and Buyer shall be responsible for the payment in full thereof within the time fixed for payment thereof and before the same shall become delinquent. In making the prorations required by this paragraph 6, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Seller.

7. Title.

(a) For the purposes of this Agreement, “good and marketable title” shall mean such title to the Property as is insurable by a title insurance company licensed to do business in Georgia, under its standard form of ALTA leasehold policy of title insurance, 1992 Form B, at its standard rates, subject only to the following (hereinafter called the “Permitted Exceptions”): (i) the standard or printed exclusions in the form of owner’s policy of title insurance referenced above; (ii) such matters as would be disclosed by a current and accurate survey and inspection of the Project; (iii) the lien for Taxes not due and payable on or before the Closing Date; (iv) zoning ordinances affecting the Project; (v) all easements, covenants, restrictions, reservations, rights-of-way and other similar matters of record as of the Effective Date; (vi) the rights of parties in possession under Existing Leases or New Leases; (vii) the state of compliance or non-compliance of the Project, as of the date of Seller’s execution of this Agreement, with any laws, codes, ordinances, rules, regulations or private restrictive covenants applicable to or affecting the Project; (viii) the Development Authority Lease; (ix) all matters listed on Exhibit “D” attached hereto; and (x) all matters, if any, waived by Buyer pursuant to this paragraph 7.

(b) Buyer shall have until the date seven (7) days prior to the Due Diligence Date in which to examine title to the Project and in which to give Seller written notice of any objections to title. Buyer may reexamine title to the Project up to and including the Closing Date and give Seller written notice of any additional objections appearing of record subsequent to the date of Buyer’s initial examination, but Buyer’s failure to specify in its initial notice of title objections any objection appearing of record as of the date of such initial notice shall be deemed to be, and shall constitute, a waiver of any such objection, and such objection shall thereafter constitute a Permitted Exception under this Agreement; and, if Buyer shall fail so to examine title to the Project or to give Seller such initial notice of title objections, Buyer shall be deemed to have waived all objections appearing of record as of the date seven (7) days prior to the Due Diligence Date, and all such objections shall thereafter constitute Permitted Exceptions under this Agreement.

(c) Seller shall have until the date two (2) business days prior to the Due Diligence Date, in which to review Buyer’s initial notice of title objections and, if Seller elects, in which to give Buyer written notice of any valid objections specified therein which Seller does not intend to attempt to satisfy. If Seller gives Buyer such written notice with respect to any objection specified in Buyer’s initial notice of title objections, or if Seller does not so give such notice (in which event Seller shall be deemed to have elected not to attempt to satisfy any such title objections), and if Buyer thereafter does not elect to terminate this Agreement pursuant to paragraph 5 hereof, Buyer shall be deemed to have waived any objection specified in Buyer’s initial notice of title objections, or, in the event Seller gives the aforesaid written notice to Buyer, any such objection as to which Seller has given Buyer such notice, and any such objection shall thereafter constitute a Permitted Exception under this Agreement.

(d) Seller shall have until the Closing Date to satisfy all valid objections other than those waived by Buyer pursuant to subparagraphs (b) and (c) of this paragraph 7, and, if Seller fails to so satisfy any such valid objections, then, at the option of Buyer, and as its sole and exclusive alternatives and remedies, Buyer may either: (i) terminate this Agreement in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void; or (ii) waive such satisfaction and performance and elect to consummate the purchase and sale of the Property, in which event all unsatisfied objections shall constitute Permitted Exceptions under this Agreement. The remedies of Buyer as set forth in clauses (i) and (ii) of the preceding sentence shall be Buyer’s sole and exclusive remedies in the event Seller fails to satisfy any valid objections, notwithstanding anything to the contrary contained herein.

8. Survey. On or before April 21, 2004, Seller will provide to Buyer, a survey of the Land prepared by Watts & Browning or another surveyor licensed in the State of Georgia and selected by Seller (the “Seller-Provided Survey”), which survey shall be deemed to be a Due Diligence Material and shall be subject to the terms and conditions of paragraph 5(d), above. Buyer may, at Buyer’s option, cause such survey to be modified or changed or cause the preparation of a new survey by a surveyor licensed in the State of Georgia and selected by Buyer (the “Buyer’s Survey”). If Buyer elects to obtain Buyer’s Survey, Buyer shall cause three (3) prints of the Buyer’s Survey to be delivered to Seller’s attorney at the address for copies of notices set forth below Seller’s execution of this Agreement.

9. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows:

(a) Seller shall deliver to Buyer the following documents and instruments, duly executed by or on behalf of Seller:

(i) an Assignment and Assumption of Lease Agreement and Option Rights, in recordable form, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “E” (the “Development Authority Lease Assignment”), whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest in and to the Leasehold Estate, and whereby Buyer assumes and agrees to perform the duties and obligations of the “Lessee” under the Development Authority Lease arising from and after the Closing Date (which assignment and assumption agreement shall be accepted and executed by Buyer). The legal description set forth in the Development Authority Lease Assignment shall be as set forth on Exhibit “A”. If the legal description of the Land set forth in the Seller-Provided Survey shall differ from the legal description set forth on Exhibit “A”, Seller shall, in addition to the Development Authority Lease Assignment, deliver a Quitclaim Deed quitclaiming to Buyer all of Seller’s right, title, and interest, if any, in and to the Land, as so described by the legal description based upon such Seller-Provided Survey;

(ii) a Bill of Sale, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “F”, conveying Seller’s interest in the Personalty;

(iii) an Assignment and Assumption of Tenant Leases, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “G”, whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest as “landlord” or “lessor” in, to and under the Existing Leases and the New Leases, and whereby Buyer assumes and agrees to perform the duties and obligations of the “landlord” or “lessor” under the Existing Leases and the New Leases (including, without limitation, commission obligations) arising from and after the Closing Date (which assignment and assumption agreement shall be accepted and executed by Buyer);

(iv) an Assignment and Assumption of Service Agreements, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “H”, whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest in, to and under the Service Agreements, and whereby Buyer assumes and agrees to perform the duties and obligations of the owner of the Project under the Service Agreements arising from and after the Closing Date (which assignment and assumption agreement shall be accepted and executed by Buyer);

(v) a Seller’s Affidavit, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “I”, with respect to the Property;

(vi) a Certificate and Affidavit of Non-Foreign Status, in the form of, and on the terms and conditions set forth in, that attached hereto as Exhibit “J”;

(vii) a Certificate and Affidavit as to whether (A) Seller is a resident of the State of Georgia (as defined in O.C.G.A. § 48-7-128(a), or (B) Seller is deemed to be a resident of the State of Georgia pursuant to O.C.G.A. § 48-7-128, or (C) the sale of the Property by Seller is otherwise exempt from the withholding requirements of O.C.G.A. § 48-7-128, in the form of, and on the terms and conditions set forth in that attached hereto as Exhibit “K”;

(viii) a completed 1099-S request for taxpayer identification number and certification, and acknowledgment, in the form of that attached hereto as Exhibit “L”;

(ix) a Bond Transfer Agreement whereby Seller transfers and assigns to Buyer all of Seller’s right, title and interest in, to and under the Bond, and whereby Buyer assumes and agrees to perform the duties and obligations of the owner or holder of the Bond arising from and after the Closing Date (which assignment and assumption agreement shall be accepted and executed by Buyer); Seller and Buyer shall use reasonable good faith efforts to agree, in writing, upon the form of the Bond Transfer Agreement prior to the Due Diligence Date; in the event the parties do not so timely agree, then, unless Buyer shall terminate this Agreement pursuant to paragraph 5(b), above, Seller and Buyer shall be deemed to have agreed upon the form of Bond Transfer Agreement then most recently delivered by Seller to Buyer;

(x) an Undeveloped Property Agreement whereby Seller will agree that if Seller acquires the parcel of land northerly of and adjacent to the Land, constructs and develops an office building thereon, and intends to sell same, then Buyer will have a right of offer thereon for a period not exceeding ten (10) days after Seller notifies Buyer of such intent to sell, pursuant and subject to the terms and provisions of such Undeveloped Property Agreement hereafter agreed upon by the parties; Seller and Buyer shall use reasonable good faith efforts to agree, in writing, upon the form of the Undeveloped

Property Agreement prior to the Due Diligence Date; in the event the parties do not so timely agree, then, unless Buyer shall terminate this Agreement pursuant to paragraph 5(b), above, Seller and Buyer shall be deemed to have agreed upon the form of Undeveloped Property Agreement then most recently delivered by Seller to Buyer;

(xi) the Accounting Letter, in the form attached hereto as Exhibit “M”;

(xii) a certificate executed by a duly authorized representative of Seller affirming that all representations and warranties on the part of Seller contained in this Agreement remain true and correct in all material respects; and

(xiii) the Property Management and Leasing Agreement (which agreement shall be accepted and executed by Buyer).

(b) Seller shall deliver to Buyer the following items, if the same have not been theretofore delivered by Seller to Buyer:

(i) Evidence in form and substance reasonably satisfactory to Buyer’s title insurer that Seller has the power and authority to execute and enter into this Agreement and to consummate the purchase and sale of the Property, and that any and all actions required to authorize and approve the execution of and entry into this Agreement by Seller, the performance by Seller of all of Seller’s duties and obligations under this Agreement, and the execution and delivery by Seller of all documents and other items to be executed and delivered to Buyer at Closing, have been accomplished;

(ii) (A) the executed originals of the Existing Leases, the New Leases and the Service Agreements, (B) to the extent in Seller’s possession, the originals or copies of warranties and guaranties with respect to the Project and certificates, licenses, permits, authorizations, consents and approvals of any governmental authority previously issued in connection with the Project, and (C) copies of books, records and correspondence in Seller’s possession that are pertinent to the continued use, occupancy and operation of the Project;

(iii) The Pope & Land Protected Tenant List (as defined in paragraph 20, below); and

(iv) a true and correct copy of the Development Authority Lease, and the Inducement Resolution related thereto, as certified to by Seller.

(c) Seller shall execute and deliver to Buyer a letter notifying all tenants of the Project of the sale of the Property to Buyer.

(d) Buyer shall pay the Purchase Price to Seller in accordance with the provisions of this Agreement.

10. Costs of Closing. Seller shall bear and pay Seller’s attorneys’ fees and one-half of each of the escrow fee payable to Escrow Agent with respect to the Earnest Money and the State of Georgia Realty Transfer Tax (if any) payable on the transfer of the Property. All other costs and expenses of this transaction (including, without limitation, all recording costs, the costs of the Seller-Provided Survey and any modifications or other changes thereto that may be requested by Buyer), the costs of any Buyer’s Survey, any termination fees or similar fees payable in connection with the termination of any Service Agreements or other Contracts pursuant to paragraph 22(a)(vii), below, the premiums for any owner’s policy of title insurance issued in favor of Buyer insuring Buyer’s title to the Property, Buyer’s attorneys’ fees, and one-half of each of the escrow fee payable to Escrow Agent with respect to the Earnest Money and the State of Georgia Realty Transfer Tax (if any) payable on the transfer of the Property) shall be borne and paid by Buyer.

11. Disclaimer of Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN PARAGRAPH 22(A) OF THIS AGREEMENT, SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROJECT OR THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE EXISTING LEASES, THE NEW LEASES, AND THE CREDITWORTHINESS OF ANY TENANT THEREUNDER), AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE (OTHER THAN ANY WARRANTIES SET FORTH IN THE DEVELOPMENT AUTHORITY LEASE ASSIGNMENT TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROJECT OR THE PROPERTY (HEREINAFTER COLLECTIVELY CALLED THE “DISCLAIMED MATTERS”). BUYER AGREES THAT, WITH RESPECT TO THE PROJECT AND THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER, BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROJECT AND THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROJECT) AND RELY UPON SAME AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, THE DISCLAIMED MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE

PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROJECT, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROJECT WOULD SHOW, PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROJECT IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROJECT AND THE PROPERTY. SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PROJECT AND THE PROPERTY “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROJECT OR THE PROPERTY BY SELLER OR ANY THIRD PARTY. WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS PARAGRAPH 11, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO (i) THE DISCLAIMED MATTERS, (ii) THE CONDITION OF THE PROJECT OR THE PROPERTY, EITHER PATENT OR LATENT, (iii) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROJECT WITH REGARD TO ANY ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, CERCLA, AND (iv) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROJECT OR THE PROPERTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH 11 SHALL EXPRESSLY SURVIVE THE CONSUMMATION OF THE PURCHASE AND SALE OF THE PROPERTY ON THE CLOSING DATE, THE DELIVERY OF THE AFORESAID ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT AND OPTION RIGHTS AND THE PAYMENT OF THE PURCHASE PRICE, WITHOUT REGARD TO ANY LIMITATIONS UPON SURVIVAL SET FORTH IN THIS AGREEMENT.

12. Possession at Closing. Seller shall surrender possession of the Property to Buyer on the Closing Date, subject to the Permitted Exceptions.

13. Remedies.

(a) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement, the Earnest Money shall be delivered to and retained by Seller as Seller’s full liquidated damages for such default. The parties acknowledge that Seller’s actual damages in the event of a default by Buyer will be difficult to ascertain, that such liquidated damages represent the parties’ best estimate of such damages, and that Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of a default. Such liquidated damages shall be the sole and exclusive remedy of Seller by reason of a default by Buyer, and Seller hereby waives and releases any right to sue Buyer for specific performance of this Agreement or to prove that Seller’s actual damages exceed the amount which is herein provided to Seller as full liquidated damages; provided, however, that the foregoing liquidated damages shall not apply to any duty, obligation, liability or responsibility which Buyer may have under the indemnification provisions of paragraphs 5 and 17 of this Agreement, as to which Seller shall have all rights and remedies provided for or allowed by law or in equity.

(b) If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement, the Earnest Money shall be refunded to Buyer promptly upon request, and Buyer, as its sole and exclusive remedies, may exercise the following additional rights and remedies: (i) in the event of any default by Seller, Buyer shall have the right to terminate this Agreement, in which event all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void; and (ii) if, and only if, Seller’s default is a refusal by Seller to convey the Property to Buyer as required by this Agreement, then Buyer shall have the right to sue Seller for specific performance of this Agreement, or Buyer shall have the right to sue Seller to collect actual monetary damages; provided, however, that in the event that Buyer elects to seek to recover damages from Seller on account of any default by Seller under this Agreement, Seller’s liability to Buyer for all damages, of any nature whatsoever, shall not exceed the lesser of (A) Buyer’s actual out-of-pocket costs and expenses incurred by Buyer in connection with its proposed acquisition of the Property, or (B) the amount of Earnest Money deposited by Buyer as of the date Seller receives notice from Buyer of a default by Seller, and Buyer shall not claim, sue for or accept an award for more than the maximum amount of damages hereinabove set forth on account of or in connection with this Agreement or any default by Seller under this Agreement. In no event shall Buyer have the right to recover from Seller any special or consequential damages. The inability of Seller to convey good and marketable title to the Property on the Closing Date shall not constitute a default by Seller under this Agreement unless such inability is caused by a defect in Seller’s title to the Property which is not a Permitted Exception under this Agreement, which arises subsequent to the date of Seller’s execution of this Agreement, and which arises solely by reason of an affirmative act of Seller. Seller shall have no other liability to Buyer under this Agreement.

14. Damage or Destruction.

(a) If any portion of the Improvements is damaged or destroyed by casualty prior to Closing, Seller shall give Buyer prompt written notice thereof. If any portion of the Improvements is damaged or destroyed by casualty on or before the Due Diligence Date, and Buyer shall not elect to terminate this Agreement pursuant to paragraph 5 hereof, then Buyer shall have no right to terminate this Agreement by reason of such damage or destruction. If any portion of the Improvements is damaged or destroyed by casualty after the Due Diligence Date and prior to Closing, and the cost of repair of such damage or destruction is reasonably estimated to exceed $3,000,000.00, then either Seller or Buyer shall have the right, at such party’s option, to terminate this Agreement by giving written notice to the other party on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such casualty, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event of lesser damage or destruction after the Due Diligence Date, neither party shall have the right to terminate this Agreement by reason of such damage or destruction.

(b) If any portion of the Improvements is damaged or destroyed by casualty prior to Closing and the purchase and sale of the Property contemplated by this Agreement is thereafter actually consummated: (i) the Purchase Price shall be reduced by the total of any insurance proceeds actually received by Seller on or before the Closing Date with respect to such casualty and not expended by Seller prior to Closing for the repair or restoration of the Improvements, plus any deductible or other amount not reimbursed or covered by the available insurance proceeds; and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any insurance proceeds payable thereafter by reason of such casualty.

15. Condemnation.

(a) In the event of commencement of eminent domain proceedings respecting any portion of the Project prior to Closing, Seller shall give Buyer prompt written notice thereof. If all or any part of the Project is taken by eminent domain proceedings, or if there is the commencement or bona fide threat of the commencement of any such proceedings, on or before the Due Diligence Date, and Buyer shall not elect to terminate this Agreement pursuant to paragraph 5 hereof, Buyer shall have no right to terminate this Agreement by reason of such taking. If all or any material part of the Project is taken by eminent domain proceedings after the Due Diligence Date, and prior to Closing, Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller on or before the date ten (10) days after the date upon which Seller gives Buyer written notice of such taking, in which event the Earnest Money shall be refunded to Buyer promptly upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void. In the event of a taking of less than all or a material part of the Project after the Due Diligence Date, Buyer shall have no right to terminate this Agreement by reason of such taking.

(b) If all or any part of the Project is taken by eminent domain proceedings prior to Closing and the purchase and sale of the Property contemplated by this Agreement is thereafter actually consummated: (i) the Purchase Price shall be reduced by the total of any awards or other proceeds actually received by Seller on or before the Closing Date with respect to any taking and not expended by Seller prior to Closing for the repair or restoration of the Project; and (ii) at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable thereafter by reason of such taking.

(c) For the purposes of this paragraph 15, a taking shall be deemed to be of a “material” part of the Project only if such taking involves either: (i) the taking of more than ten percent (10%) of the existing parking spaces on the Land; or (ii) the taking of ten percent (10%) of the rentable space in the Improvements.

16. Ownership of Information; Confidentiality Obligation.

(a) Any studies, data, reports, analyses, investigations, examinations, tests, inspections or writings of or with respect to the Project or the Property produced or obtained on behalf of or at the instance of Buyer shall be deemed the sole, confidential property of Seller as owner of the Property prior to the Closing Date, but shall become the sole, confidential property of Buyer from and after the Closing Date.

(b) If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, Buyer shall immediately deliver to Seller, at Buyer’s cost and expense and at no cost or expense to Seller: (i) a list setting forth the names of all persons or entities who conducted investigations, examinations, tests or inspections of or with respect to the Project or the Property on behalf of or at the instance of Buyer; (ii) all reports, studies, surveys, site plans and other written or graphic material of any kind or nature whatsoever generated, collected, prepared or compiled in connection with such investigations, examinations, tests or inspections; and (iii) an instrument in form and substance reasonably satisfactory to Seller transferring and assigning to Seller (without recourse or representation) all of Buyer’s rights, title and interest in or to the materials described in clause (ii), above.

(c) No information or contents of any environmental reports, nor the results of any investigation of the Project or the Property, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Buyer or its agents, consultants or employees to any third party without Seller’s prior written approval, unless and until Buyer is legally compelled to make such disclosure under applicable laws or until Buyer consummates its purchase of the Property pursuant to this Agreement. Notwithstanding the foregoing, Buyer may disclose such matters to Buyer’s consultants and Buyer’s directors, officers, employees, legal counsel and lenders or prospective lenders (herein collectively called the “Related Parties”, the specific identities of which shall be supplied to Seller prior to any permitted disclosure to such party by Buyer) who, in Buyer’s reasonable opinion, must know such information for the purpose of evaluating the same for Buyer as a potential purchaser of the Property. Buyer shall take all necessary actions to ensure that any Related Parties to whom such documents, items or information are furnished not make the same available or disclose the contents thereof to any person. If this Agreement is terminated for any reason, Buyer shall immediately return to Seller any and all documents, plans and other items furnished to Buyer or any Related Parties pursuant to this subparagraph (c) without retaining copies thereof. The provisions of this subparagraph (c) shall survive the consummation of the purchase and sale of the Property on the Closing Date hereunder or any termination or cancellation of this Agreement.

(d) All studies, data, reports, analyses, writings and communications, including, without limitation, any environmental reports, shall be generated by any consultant for the use of Buyer’s and Seller’s attorneys and, to the fullest extent permitted by law, shall be the work product of both Buyer’s and Seller’s respective attorneys and shall constitute confidential attorney/client communications, and each party shall use its best efforts to ensure that such confidence and privilege is maintained.

The terms and provision of this paragraph 16, and any other term or provision of this Agreement relating to confidentiality, non-disclosure, or related matters, shall be in addition to, and shall not limit, change or modify, any duties or obligations of Buyer set forth in any separate confidentiality agreement executed by Buyer in connection with this transaction or in contemplation thereof or in connection with the submittal of proposals relating to this transaction.

17. Broker and Commission.

(a) All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, with the exception of Broker. Seller, Buyer and Broker warrant and represent to each other that, other than with regard to Broker, Seller and Buyer have not entered into any agreement or arrangement and have not received services from any broker or broker’s employees or independent contractors which would give rise to any claim of lien or lien against the Project or the Property pursuant to the Georgia Commercial Real Estate Broker Lien Act, and there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications except the commission payable to Broker by Seller in accordance with the terms and provisions of subparagraph (b), below. Broker agrees that, notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, and regardless of whether such failure results from the misconduct, bad faith act or breach or default of a party under this Agreement, no commission, fee or other charge shall have been earned by or be payable to Broker, and neither Seller nor Buyer shall be obligated or liable to Broker for any commission, fee or other charge of any kind in regard to this Agreement or the purchase and sale of the Property. Broker acknowledges that Broker is a party to this Agreement for the sole purpose of setting forth Broker’s rights to the payment of a commission or fee in connection with the purchase and sale of the Property and Broker’s covenants as contained in this paragraph. Seller, Buyer and Broker shall and do each hereby indemnify, defend and hold harmless each of the others from and against any and all liabilities, damages, losses, costs and expenses (including attorneys’ fees and expenses) in any manner arising out of, by reason of or in connection with the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.

(b) Broker has acted as agent for Seller in this transaction and, at Closing, is to be paid a commission by Seller pursuant to a separate agreement between Seller and Broker. Broker has not acted as agent in this transaction for Buyer. Broker agrees to provide at Closing a sworn affidavit with respect to the payment of the compensation due Broker at Closing in connection with the transactions contemplated by this Agreement and waiving and releasing any and all lien rights under the Commercial Real Estate Broker Lien Act, O.C.G.A. §§ 44-14-600 et seq., with respect to the entire Project and Property and running in favor of Buyer, Seller and Buyer’s title insurer.

18. Survival. The provisions of paragraphs 6, 11, 19, 20(b), 21, and 23 of this Agreement, the provisions of clauses (i), (ii) and (iii) of paragraph 5(a) of this Agreement, the indemnification provisions of paragraph 17 of this Agreement, and, for the period of time and to the extent set forth in paragraph 22(b) hereof, the provisions of paragraph 22(a) of this Agreement shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Development Authority Lease Assignment and the payment of the Purchase Price. Notwithstanding anything to the contrary set forth in this Agreement, the provisions of paragraphs 5(d) and 16 of this Agreement, the provisions of clauses (i), (ii) and (iii) of paragraph 5(a) of this Agreement, and the indemnification provisions of paragraph 17 of this Agreement shall also survive any termination of this Agreement in accordance with its terms. Except as expressly set forth in this paragraph 18, this Agreement shall not survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Development Authority Lease Assignment and the payment of the Purchase Price.

19. Seller’s Tax Deferred Exchange. Seller may convey the Property or any portion thereof or interest therein as part of one or more Internal Revenue Code Section 1031 Tax Deferred Exchanges for its benefit. In such event, Seller shall be assigning all contract rights and obligations hereunder to a qualified intermediary, as a part of, and in furtherance of, such tax deferred exchange. Buyer agrees to assist and cooperate in any such exchange, and Buyer further agrees to execute any and all documents as are reasonably necessary in connection with any such exchange. Buyer shall not be obligated to incur any cost or expense in connection with any such exchange, other than that which Buyer elects to incur to have its counsel review the documents and instruments incident thereto. As part of any such exchange, Seller shall convey the Property directly to Buyer and Buyer shall not be obligated to acquire or convey any other property as part of any such exchange.

20. New Leases; Leasing Costs; Pope & Land Protected Tenant List; Property Management and Leasing Agreement.

(a) Seller shall not execute or enter into any New Lease without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall pay any Leasing Costs with respect to any New Lease so entered into by Seller with Buyer’s consent. The term “Leasing Costs” means costs or expenses paid or incurred by Seller in connection with executing and delivering any New Lease or complying with the construction and inducement obligations under any New Lease, including, without limitation: (i) free rent and other financial concessions provided at the commencement of the term; (ii) costs and expenses of alterations, additions, renovations or improvements to the subject premises; (iii) tenant allowances of any kind and for any purpose; and (iv) procurement fees or other lump sum leasing or brokerage commission payments.

(b) At Closing, Seller shall deliver to Buyer a list of any prospective tenants with which Pope & Land Enterprises, Inc. (“Pope & Land”) has been engaged in discussions or communications concerning the leasing of space in the Project (the “Pope & Land Protected Tenant List”). In the event that a lease or other occupancy agreement is entered into for space in the Project with any prospective tenant listed in the Pope & Land Protected Tenant List, or any affiliate or successor of any such prospective tenant, within six (6) months after Closing, then Buyer shall pay to Pope & Land (i) a procurement fee equal to one month’s base rent payable thereunder (without regard to any free rent and other financial concessions), and (ii) a brokerage commission equal to four percent (4%) of the aggregate base rent payable thereunder during the initial term thereof or, if the tenant is represented by a broker entitled to a commission, the brokerage commission payable to Pope & Land shall be two percent (2%) of the aggregate base rent payable under such lease or occupancy agreement during the initial term thereof. Pope & Land is and shall be a third party beneficiary of the terms and provisions of this subparagraph (b).

(c) At Closing, Buyer shall enter into a Property Management and Leasing Agreement with Pope & Land (the “Property Management and Leasing Agreement”). Seller (on behalf of Pope & Land) and Buyer shall use reasonable good faith efforts to agree, in writing, upon the form of the Property Management and Leasing Agreement prior to the Due Diligence Date; in the event the parties do not so timely agree, then, unless Buyer shall terminate this Agreement pursuant to paragraph 5(b), above, Seller and Buyer shall be deemed to have agreed upon the form of Property Management and Leasing Agreement then most recently delivered by Seller to Buyer. Pope & Land is and shall be a third party beneficiary of the terms and provisions of this subparagraph (c).

21. Credit for Tenant Improvement Allowances and Leasing Commissions. At Closing, the TI/Commission Credit amount shall be credited against the Purchase Price. The term “TI/Commission Credit” means an amount equal to the sum of (i) $1,731,480.00 plus (ii) the then remaining balance of the tenant improvement allowance due under and pursuant to the terms and conditions of that certain Lease Agreement by and between Seller and Siebel Systems, Inc. dated as of September 10, 2001, as amended (the tenant under such Lease Agreement is herein referred to as “Siebel”). Without limiting the generality of the terms and conditions of the Assignment and Assumption of Tenant Leases to be executed and delivered at Closing pursuant to paragraph 9(a)(iii), above, Buyer shall thereafter be responsible for, and hereby assumes, (i) all of the duties, covenants and obligations of the “landlord” or “lessor” under the Existing Leases and any New Leases, and agrees to be bound by all of the terms and conditions of the Existing Leases and any New Leases, relating to tenant improvement allowances or other concessions to the extent arising or due and payable after the Closing Date, and (ii) the payment of all brokerage leasing commissions payable with respect to Existing Leases and any New Leases, arising or due and payable after the Closing Date.

22. Seller’s Representations and Warranties.

(a) Seller hereby makes the following representations and warranties to Buyer as of the Effective Date:

(i) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of Georgia. Seller has the full right and authority to enter into this Agreement and to perform its duties and obligations under this Agreement. The person or persons signing this Agreement on behalf of Seller is authorized to do so.

(ii) Pending Actions. To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the ownership of the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(iii) Lease Brokerage. To Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Project other than such agreements that will be identified, in writing, by Seller to Buyer on or before April 22, 2004.

(iv) No Violations. To Seller’s knowledge, Seller has not received any written notification from any governmental or public authority (A) that the Project is in violation of any applicable local fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if not addressed, would have a material adverse effect on the use of the Project as currently owned and operated, or (B) that any work is required to be done upon or in connection with the Project, where such work remains outstanding and, if not addressed, would have a material adverse effect on the use of the Project as currently owned and operated.

(v) Taxes and Assessments. Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Project.

(vi) Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Project are pending or threatened.

(vii) No Other Agreements. Other than the Existing Leases, any New Leases, the Permitted Exceptions, the Service Agreements, the current property management and leasing arrangement with Pope & Land, and any agreements or items disclosed in the Due Diligence Materials, at Closing there will be no leases, service contracts, or management agreements (collectively, the “Contracts”) in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property; Seller agrees that Seller shall be, or shall cause one or more tenants to be, responsible for all obligations and payments owing under the Contracts through the Closing Date and unless otherwise directed by Buyer in writing, Seller shall, to the extent terminable pursuant to the terms thereof, terminate all Contracts as of Closing.

(viii) Development Authority Lease. The Development Authority Lease is in full force and effect, in accordance with its terms.

Notwithstanding the foregoing provisions of this paragraph 22(a), it is expressly acknowledged and agreed that if Buyer shall actually discover prior to Closing that any of the representations or warranties set forth in this paragraph 22(a) were untrue when made, or have become untrue prior to the Closing, then, if Buyer shall proceed with the consummation of the purchase and sale of the Property pursuant to this Agreement, Buyer shall be deemed to have waived any claim of breach which Buyer may have against Seller with respect to any such representation or warranty set forth herein.

Further notwithstanding the foregoing provisions of this paragraph 22(a), and notwithstanding any other term or provision of this Agreement, neither the foregoing representations or warranties of Seller nor any other representation, warranty, or covenant of Seller under this Agreement shall extend to, and there are in all events excluded therefrom, and Seller shall in no event have any duty, obligation, liability or responsibility for, or be deemed in any manner to be in breach or default of any of the representations or warranties set forth in this paragraph 22(a) or any other representation, warranty, or covenant of Seller under this Agreement by reason of the existence of, or Seller’s knowledge of, any matter described in or disclosed by any of the Due Diligence Materials.

Wherever in this Agreement there is any reference to the “knowledge” of Seller or to any “notice” having been “received” by Seller, or any variation of such references, such references: (i) shall mean only the actual knowledge of, or notice actually received personally by, Adams D. Little III; (ii) shall not mean or include any imputed or constructive knowledge of Adams D. Little III, or any notice constructively received by Adams D. Little III; (iii) shall not include any actual, imputed or constructive knowledge of any officer, agent, employee or affiliate of Seller or of any member of Seller or any other person or entity, or any notice actually or constructively received by any officer, agent, employee or affiliate of Seller or of any member of Seller or any other person or entity; and (iv) shall not be deemed to imply that Adams D. Little III, Seller, any member of Seller, or any other person or entity has undertaken, or has any duty or obligation to undertake, any investigation or inquiry with respect to the subject matter thereof. The foregoing is intended to define the meaning of any reference to the “knowledge” of Seller or to any “notice” having been “received” by Seller, and any variation of such references, and in no event shall Adams D. Little III, any member of Seller, or any other person or entity associated with Seller have any liability whatsoever under this Agreement.

(b) The representations and warranties of Seller set forth in the foregoing paragraph 22(a) shall survive Closing for a period of one hundred eighty (180) days from and after the Closing Date. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to, or reasonably discoverable by, Buyer prior to Closing,

(ii) unless the valid claims for any such breach aggregate more than One Hundred Thousand and No/100 Dollars ($100,000.00), in which event the amount of such valid claims to the extent in excess of said amount shall be actionable, up to but not exceeding the amount of the Cap, and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Buyer against Seller within two hundred forty (240) days after Closing. Buyer agrees to first seek recovery under any insurance policies, service contracts and Existing Leases, New Leases, and other lease agreements and occupancy agreements prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer’s claim is satisfied from such insurance policies, service contracts, or Existing Leases, New Leases, or other lease agreements or occupancy agreements. As used herein, the term “Cap” shall mean the total aggregate amount of $1,000,000.00; in no event shall Seller’s aggregate liability to Buyer for breaches of the representations and warranties of Seller in this Agreement exceed the amount of the Cap.

23. Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller:

(i) Organization and Authority. Buyer has been duly organized and is validly existing under the laws of the State of Delaware. Buyer has the full right and authority to enter into this Agreement and to perform its duties and obligations under this Agreement. The person or persons signing this Agreement on behalf of Buyer is authorized to do so.

(ii) Pending Actions. To Buyer’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could in any material way interfere with the consummation by Buyer of the transaction contemplated by this Agreement.

(iii) ERISA. Buyer is not a “party in interest” (as defined in Section 3(14) of ERISA) under or with respect to any employee benefit plan subject to ERISA, and Buyer’s acquisition of the Property shall not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, for which no exemption is applicable.

24. Buyer’s Conditions to Closing. Buyer’s obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived in writing by Buyer, in whole or in part, on or as of the Closing Date:

(a) Buyer shall have received a tenant estoppel certificate from Siebel and from tenants of premises which, together with Siebel’s premises, constitute at least 70% of the leased space in the Improvements; such estoppel certificates shall be in a commercially reasonable form reasonably acceptable to Buyer, and the parties shall use reasonable good faith efforts to agree upon such form of estoppel certificate within five (5) business days after the Effective Date. Seller will deliver to Buyer copies of all of the signed tenant estoppels promptly following Seller’s receipt thereof.

(b) The original, or, to the extent the original is not in Seller’s possession, a copy of, Certificates of Occupancy for all occupied space within the Improvements.

(c) All of the keys to any doors or locks on the Project and the original tenant files and other books and records relating to the Property, to the extent in Seller’s possession.

(d) An estoppel signed by an authorized representative of any association, governing board, or other entity governing the Project under any existing Declaration of Covenants, Conditions and Restrictions or similar document, which estoppel shall be addressed to Buyer and shall be in the customary form of estoppel used by such association, board, or other entity.

(e) An estoppel signed by an authorized representative of the Development Authority of Fulton County with respect to the Development Authority Lease, which estoppel shall be addressed to Buyer and shall be in the customary form of estoppel used by such entity.

If any of the foregoing conditions have not been satisfied or performed or waived in writing by Buyer on or as of the Closing Date, Buyer shall have the right, as its sole and exclusive right and remedy therefor, to terminate this Agreement by giving written notice to Seller such that Seller actually receives such written notice on or before the Closing Date, in which event all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void, and the Earnest Money shall be refunded to Buyer immediately upon request.

25. General Provisions.

(a) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below their respective executions hereof, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

(b) Facsimile as Writing. The parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be “written” and a “writing” for all purposes of this Agreement.

(c) Assignment. This Agreement may not be assigned by Buyer, in whole or in part, without the prior written consent of Seller, which consent of Seller shall not be unreasonably withheld, conditioned or delayed with respect to any such assignment that will be effective on (but not prior to) the Closing Date, and any such assignment without the consent of Seller shall be null and void and of no force or effect. Subject to the foregoing, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer, Seller and Broker and their respective legal representatives, successors and permitted assigns. No assignment shall relieve Buyer of liability for the performance of Buyer’s duties and obligations under this Agreement.

(d) Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

(e) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

(f) Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

(g) Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

(h) Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(i) Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

(j) Time of Essence; Dates. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date.

(k) Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia.

(l) Entire Agreement; Modification. This Agreement supersedes all prior discussions and agreements among Seller, Buyer and Broker with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Seller, Buyer and Broker with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer; provided, however, that, if and only if any such modification or amendment alters the amount of Broker’s commission (if the commission is stated as a fixed amount), the method of calculation of Broker’s commission (if the commission is stated as a percentage of the Purchase Price), or the method of payment of Broker’s commission, such instrument shall be executed by or on behalf of Broker.

(m) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(n) Attorney’s Fees. In the event of any litigation between Buyer and Seller arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation (including reasonable attorneys’ fees, expenses and disbursements) incurred by the prevailing party.

(o) Authority. Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

(p) Counsel. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

(q) No Construction Against Preparer. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

(r) No Lien. This Agreement is not and shall not be deemed or considered to convey or be an interest in or lien against the Project or the Property.

(s) No Recording. In no event shall this Agreement or any memorandum hereof be recorded by Buyer in any public records, and any such recordation or attempted recordation shall constitute a breach of this Agreement by Buyer.

(t) No Offer. The delivery of an unexecuted copy of this Agreement to Buyer shall not constitute an offer by, or otherwise impose any duty or obligation on, Seller.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first written above.

SELLER:

ONE GLENLAKE, L.L.C., a Georgia limited liability company

	By:	P & L Glenlake, L.L.C., a Georgia limited liability company

Date of signature:		By:
		Name:	Adams D. Little III, its Manager

[COMPANY SEAL]

Initial address for notices:

One Glenlake, L.L.C.
Cumberland Center IV
3225 Cumberland Boulevard, Suite 400
Atlanta, Georgia 30339-5939
Attention: Adams D. Little III
Telephone Number: (770) 980-0808
Telecopy Number: (770) 984-8630

With a copy to:

Kilpatrick Stockton L.L.P.
1100 Peachtree Street
Suite 2800
Atlanta Georgia 30309
Attention: Mark A. Palmer
Telephone Number: (404) 815-6105
Telecopy Number: (404) 541-3327

BUYER:

WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership

Date of signature:	By:
Name:
Title:

Initial address for notices:

Attention:
Telephone Number: ( )
Telecopy Number: ( )

BROKER:

EASTDIL REALTY COMPANY, LLC, a New York limited liability company

Date of signature:	By:
Name:
Title:

Initial address for notices:

2859 Paces Ferry Road
Suite 1850
Atlanta, Georgia 30339
Attention: Randy Evans
Telephone Number: (770) 319-7495
Telecopy Number: (770) 319-0180